Exhibit 10.1

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) is made and entered into as of May 30, 2007 (the “Effective Date”), by and between Perfect Circle Projectiles, LLC, an Illinois limited liability company, with offices at 28101 Ballard Drive, Unit C, Lake Forest, Illinois 60045 (“Seller”), and Security With Advanced Technology, Inc., a Colorado corporation, with offices at 10855 Dover Street, Suite 1000, Westminster, Colorado 80021-3936 (“Buyer”).

Recitals

Whereas, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, certain quantities of spherical tactical projectiles, such sales and purchases to be implemented on the terms and conditions set forth in this Agreement.

Now, Therefore, Seller and Buyer agree as follows:

1.	TERM; TERMINATION

a)	This Agreement shall commence on the Effective Date and shall remain in force and effect (the “Term”) until the earlier of (i) the fourth anniversary of the Effective Date, (ii) the closing of Buyer’s acquisition of all or substantially all of Seller's assets necessary to manufacture Product (as defined herein) (the “Acquisition”), and (iii) the earlier termination of this Agreement pursuant to Section 1.b).

b)	Either party may terminate this Agreement upon giving the other party notice of an event of default (“Event of Default”), which will exist with respect to a party if:

(i)	a decree or order is made by a court having jurisdiction over such party adjudging it to be a bankrupt under applicable law;

(ii)	a decree or order is made by a court having jurisdiction over such party appointing a receiver, or receiver-manager, who is not bound by the terms of this Agreement, or a liquidator or trustee or assignee in bankruptcy of such party or of its property, or directing the winding-up or liquidation of its affairs;

(iii)	any other decree or order has been made by a court of competent jurisdiction by which such party is deprived of the right to manage its undertakings and has remained in force undischarged and unstayed for 45 business days;

(iv)	if such party:

A.	institutes proceedings to be adjudicated a voluntary bankrupt;
B.	consents to the filing of a bankruptcy proceeding against it;
C.	consents to the appointment of a receiver, liquidator or trustee or assignee in bankruptcy or insolvency of itself or its property; or
D.	makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.

(v)	such party has committed a material default in the performance of its obligations under this Agreement, written notice has been given to such party specifying such default and declaring the intention of the other party to exercise its right to terminate this Agreement if the default is not duly remedied, and

A.	more than 15 business days have elapsed since the expiration of such period following the giving of such notice and such default remains unremedied, or
B.	in case of a default that is not capable of being remedied, by the exercise of reasonable diligence within the period described in Section 1.(b.)(v)A., the earlier of

I)	the day on which the party fails or refuses to act diligently to remedy the default, and
II)	the day on which it becomes evident to the other party, acting reasonably, that such default could not be remedied in a reasonably timely manner regardless of the actions to be taken by such party.

c)	In the event this Agreement is terminated by Buyer due to an Event of Default caused by Seller, the remaining Escrow Amount (as defined herein), if any, shall be returned to Buyer in accordance with the terms of the Escrow Agreement (as defined herein). In the event this Agreement is terminated by Seller due to an Event of Default caused by Buyer, the remaining Escrow Amount (as defined herein), if any, shall be paid to Seller as liquidated damages in accordance with the terms of the Escrow Agreement (as defined herein).

2.	PRODUCTS

The product covered by this Agreement shall be .50 Caliber and .68 Caliber spherical projectiles filled with an inert powder or PAVA powder to be provided by Buyer (“ Product ”). Parties agree that Buyer will provide at their cost and responsibility, powder fills and packaging materials.

Buyer shall maintain at least a 45 day supply of powder fills at Seller’s plant. Seller shall notify Buyer at least monthly as to the quantity of fills in inventory at Seller’s plant.

3.	PRODUCT QUANTITY FORECASTING; PRICING; EXCLUSIVE ARRANGEMENT

a)	During the Term, Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, Product upon the terms set forth in this Agreement.

b)	During the Term, Buyer will provide Seller with purchase orders for Product six calendar months in advance, with the initial six-month purchase orders and pricing of Product set forth on Exhibit A attached hereto. The purchase orders shall be issued every 60 days, beginning 10 days from the Effective Date. All purchase orders of Buyer shall be deemed to incorporate the terms of this Agreement. The purchase orders issued by Buyer shall not modify or alter the terms of this Agreement or of the purchase transaction without the written consent of Seller. Purchase orders also shall not be cancelled, revoked, delayed or reduced by Buyer unless consented to in writing by Seller; provided, however, that all unfilled purchase orders shall be cancelled on the date of termination of this Agreement pursuant to Section 1(a). Purchase orders shall not exceed Seller's maximum stated capacity of 50,000 projectiles per week, without Seller’s written consent. Seller's maximum stated capacity will be updated by Seller's notice of change to Buyer.

c)	Buyer agrees that Seller shall be the sole supplier of Product to Buyer during the Term. If Seller fails to fulfill any purchase order within ninety (90) days of its requested delivery date, Seller shall be deemed to have materially breached this Agreement (and such default shall not be entitled to any cure period by Seller under Section 1(b)).

4.	DELIVERY; TITLE

Once Seller notifies Buyer that a shipment is ready, Buyer shall arrange for shipment, FOB Seller’s location, and all shipping charges will go directly to Buyer The Products will be deemed shipped and shall be invoiced by Seller at the time of such notification. Notice pursuant to this paragraph may be served by Seller via email or fax as provided to in Exhibit C (or at such other email address as is provided by Buyer to Seller from time to time) and not otherwise subject to the terms of paragraph 15.

5.	TAXES

Taxes, duties or other charges of any nature imposed by any governmental authority that become payable by reason of a sale or delivery of Product under this Agreement will be paid by Buyer.

6.	QUALITY; WARRANTY

a)	Seller warrants that Product purchased hereunder (other than Seller's fill material) shall conform to the specifications set forth on Exhibit B.

b)	In the event that 2% or more of any Product shipment received by Buyer at any time fails to conform to the specifications set forth on Exhibit B, Buyer shall promptly notify Seller and Seller shall replace or credit Buyer for any and all defective Product. If Seller fails to cure material defects within 60 days of such notice, Seller shall be deemed to have materially breached this Agreement (and such default shall not be entitled to any cure period by Seller under Section 1.(b.)).

c)	Notwithstanding any provision of this Agreement to the contrary, the Seller warranty contained in Section 6(a) is the only warranty extended by Seller in connection with the Products and such warranty shall be extended to Buyer only and not to any successive buyers, users, third parties or employees and is in lieu of all other warranties, express or implied, including warranties of merchantability and fitness for a particular purpose.

7.	PAYMENT TERMS; ESCROW

a)	Within three days of the Effective Date, Buyer shall deposit $1,000,000 in cash or in the form of an irrevocable letter of credit (the “Escrow Amount”) into an escrow account maintained by American National Bank, as escrow agent (“Escrow Agent”), pursuant to an Escrow Agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”).

b)	Payments for Product purchased by Buyer shall be made as follows:

(i)	50% of the purchase price shall be paid to Buyer from the Escrow Amount upon shipment of such Product and the remaining 50% of the purchase price shall be paid on a net 30-day basis from the date of shipment.

(ii)	Upon the exhaustion of the Escrow Amount, Buyer shall then pay 100% of the purchase price on a net 30-day basis from the date of shipment, subject to Buyer maintaining a satisfactory credit profile. Credit terms may be withdrawn or revised, if in Seller’s reasonable discretion, Buyer is or becomes a credit risk.

c)	Upon termination of this Agreement at the Closing of the Acquisition, the remaining Escrow Amount, if any, shall be paid to Seller and applied to the purchase price payable by Buyer to Seller in connection with the Acquisition. In the event this Agreement is terminated upon the expiration of the Term, the remaining Escrow Amount, if any, shall be paid to Seller.

d)	In the event that amounts due to Seller are not paid when due, then the unpaid balance shall accrue interest at the rate of 1% per month until paid. Invoices of Seller for Products shall bear interest as provided above if not paid within 30 days of the date of invoice which shall be the same date that Seller notifies Buyer that project is ready for shipment.

8.	PERMITS AND LICENSES

Buyer will be solely responsible for obtaining any permits and licenses and preparing any necessary paperwork for the export and import of Product to Buyer’s location.

9.	INDEMNITY

Buyer will, at its expense, defend, indemnify and hold Seller and its Affiliates (as defined below), employees and agents harmless from any and all Loss incurred as a result of any claim or action by Pepper Ball Technologies, Inc. (“Pepper Ball”) regarding (i) Buyer’s purchase of Product from Seller, (ii) the Product’s infringement upon any patent, copyright, trade secret, trademark, mask work right or other proprietary right of Pepper Ball, or (iii) the infringement upon any patent, copyright, trade secret, trademark, mask work right or other right of Pepper Ball resulting from Seller’s production of projectiles for FN Herstal, S.A. “Affiliate” means any person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, Seller. The term “control” (including, with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) means the possession, directly or indirectly, of 10% or more of the ownership interest, beneficial or otherwise of Seller or the power otherwise to direct or cause the direction of the management and policies of Seller, whether through voting, by contract or otherwise. All members of the board of managers and executive officers of Seller shall be deemed to b Affiliates of Seller.

Notwithstanding the foregoing, in the event that Pepper Ball prevails in litigation against Seller regarding Seller’s infringement upon any patent, copyright, trade secret, trademark, mask work right or other right of Pepper Ball resulting from Seller’s production of projectiles for FN Herstal, S.A; then in that event, Seller and not Buyer shall be responsible for any and all damage awards payable to Pepper Ball in connection with the FN Herstal projectiles.

“Loss” means any liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or other loss or expense, including all interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim. “Loss” shall not include any indirect, punitive or consequential damages, including, without limitation, lost profits.

10.	INDEPENDENT CONTRACTOR

This Agreement shall not constitute or give rise to a partnership, joint venture or other affiliation between the parties. All activities of Seller under the terms of this Agreement shall be carried on by Seller as an independent contractor and not as an agent for Buyer. Seller shall have no right to obligate or bind Buyer in any manner, and Seller agrees not to make any representation to any person to the contrary.

11.	GOVERNING LAW; JURISDICTION

THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

12.	NON-WAIVER

The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

13.	NO THIRD PARTY BENEFICIARIES

This Agreement is solely for the benefit of Buyer, and its successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and for the benefit of Seller, and its respective successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim liability, reimbursement, cause of action or other right.

14.	ASSIGNMENT

This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that, in any case, the assignee shall assume in writing the obligations of the assigning party.

15.	NOTICES

All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: a) personal delivery, or b) overnight delivery service. Notices shall be sent to the appropriate party at its address given below (or at such other address for such party as shall be specified by notice given hereunder):

If to Seller to: If to Buyer to:

Perfect Circle Projectiles, LLC
28101 Ballard Drive, Unit C
Lake Forest, Illinois 60045
Fax No.: (847) 367-8980
Attention: Gary E. Gibson

with a copy to:

Shadle & Associates, Ltd.
1019 W. Wise Road, Suite 200
Schaumburg, IL 60193
Fax No: (847) 891-3038
Attention: Ronald E. Shadle

Security With Advanced Technology, Inc.
10855 Dover Street, Suite 1000
Westminster, Colorado 80021-3936
Fax No.: (303) 439-0414
Attention: Jeffrey G. McGonegal

with a copy to:

Brownstein Hyatt Farber Schreck, P.C.
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
Fax No.: (303) 223-1111
Attention: Adam J. Agron

All such notices, requests, demands, waivers and communications shall be deemed received i) in the case of personal delivery, upon actual receipt thereof by the addressee, or ii) in the case of overnight delivery, on the business day following delivery to the overnight delivery service.

16.	CONFIDENTIAL INFORMATION

Except as provided below, all information disclosed between the parties pursuant to, or relating to any provision of, this Agreement, including information relating to third parties (including Buyer’s customers), is deemed confidential (“Confidential Information”). A party receiving Confidential Information (the “Receiving Party”) will not use such information for any purpose other than for which it was disclosed and shall prevent the disclosure to third parties of any and all Confidential Information provided that the Receiving Party’s obligation hereunder shall not apply to information that:

a)	is already in the Receiving Party’s possession at the time of disclosure thereof;

b)	is or subsequently becomes part of the public domain through no action of the Receiving Party;

c)	is subsequently received by the Receiving Party from a third party having no obligation of confidentiality to the party disclosing the confidential information;

d)	is disclosed to third parties as required by law; or

e)	is delivered to customers of Buyer’s business in the context of understanding the nature of the sale of the business; provided that, such communication to customers may not occur without the prior written consent of Seller.

17.	INSURANCE

Buyer shall within 45 days of the Effective Date of this Agreement or upon first shipment of the Products by Buyer to its customers, (whichever shall first occur) obtain and maintain during the Term of this Agreement and for six years thereafter, at its own expense, Products Liability/Completed Operations insurance, to cover any product defect or liability, with a minimum and aggregate limit of $2,000,000. Such insurance will carry a deductible not to exceed $50,000. Buyer shall cause the insurance company issuing such policy to issue a certificate to Seller which (i) confirms that such policies have been issued and are in full force and effect providing coverage of Seller as required by this paragraph; (ii) states the amount of the deductible for each such policy; and (iii) confirms that before any cancellation or material change in coverage of any such policy, the insurance company shall give Seller thirty (30) days prior written notice of such proposed cancellation or material change. Such insurance company shall have a rating of at least [A-:IX], as published by Best’s Insurance Reports. Buyer shall name Seller as an additional insured under such insurance policies.

18.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

19.	SEVERABILITY

Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

20.	COUNTERPARTS

This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

21.	ARBITRATION

a)	All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement as to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance, or termination thereof shall be submitted to arbitration pursuant to the following procedure:

(i)	Either party may demand arbitration after a controversy arises, which arbitration shall be submitted to, and conducted under the auspices of the American Arbitration Association, by a panel of three (3) Arbitrators (one of whom shall be selected by Seller, one of whom shall be selected by Buyer and the third shall be selected by mutual agreement of the arbitrators so selected).

(ii)	Each party shall bear its own arbitration costs and expenses.

(iii)	The arbitration hearing shall be held in Chicago, Illinois, pursuant to the commercial arbitration rules and procedures of the American Arbitration Association, which are incorporated by reference herein, and the laws of evidence of the State of Delaware shall govern the presentation of evidence therein.

(iv)	An award rendered by the arbitrator(s) appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, and judgment on such award may be entered by any court, state or federal, having jurisdiction.

b)	The parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative tribunal with respect to any controversy or dispute arising under this Agreement and which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

c)	Nothing herein contained shall be deemed to give the arbitrators any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

d)	The arbitrators shall not be authorized to award punitive or consequential damages or attorneys’ fees. Nothing in this Section shall prohibit any party hereto from instituting litigation to enforce any final judgment, award or determination of the arbitration.

*  *  *  *

IN WITNESS WHEREOF, Seller and Buyer have executed this Supply Agreement as of the Effective Date.

SELLER:

Perfect Circle Projectiles, LLC

By: /s/ Gary E. Gibson
Name: Gary E. Gibson
Title: Manager

BUYER:

Security With Advanced Technology, Inc.

By: /s/ Scott Sutton
Name: Scott Sutton
Title: CEO and President

EXHIBIT A

PRODUCT QUANTITY AND PRICE

Initial forecasted purchase order quantities:

     A. .50 Caliber Products

Month	Live Rounds		Inert Rounds
	Quantity	Price	Quantity	Price
May 2007	20,000	$6,000	25,000	$4,000
June 2007	20,000	$6,000	25,000	$4,000
July 2007	25,000	$7,500	30,000	$4,800
August 2007	25,000	$7,500	30,000	$4,800
September 2007	30,000	$9,000	35,000	$5,600
October 2007	30,000	$9,000	35,000	$5,600
	150,000	$45,000	180,000	$28,800

     B. .68 Caliber Products

Month	Live Rounds		Inert Rounds
	Quantity	Price	Quantity	Price
May 2007	10,000	$3,000	15,000	$2,400
June 2007	15,000	$4,500	20,000	$3,200
July 2007	15,000	$4,500	20,000	$3,200
August 2007	20,000	$6,000	25,000	$4,000
September 2007	20,000	$6,000	25,000	$4,000
October 2007	30,000	$9,000	35,000	$5,600
	110,000	$33,000	140,000	$22,400

EXHIBIT B

PRODUCT SPECIFICATIONS

Projectiles manufactured by Perfect Circle Projectiles (PC) will conform to the following specifications:

All projectiles produced for SWAT will use SWAT’s supplied proprietary powder fills.

Inert projectiles will have clear shells.

PAVA filled projectiles will have ½ the shell orange and the other half clear.

.68 caliber

Approximate diameter: .68" Approximate weight: 3 grams When impacting a DO-JO brand rubber target at greater than 150 FPS the projectile will break.

.50 caliber

Approximate diameter: .50" Approximate weight: 1 gram When impacting a DO-JO brand rubber target at greater than 200 FPS the projectile will break.

EXHIBIT C

FORM OF ESCROW AGREEMENT

Attached.

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this “Agreement”) is dated as of May 30, 2007 (the “Effective Date”), by and among Security With Advanced Technology, Inc., a Colorado corporation (“Buyer”), Perfect Circle Projectiles, LLC, an Illinois limited liability company (“Seller”), and American National Bank (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meaning set forth in the Supply Agreement (as defined below).

RECITALS

        WHEREAS, Seller and Buyer have entered into a Supply Agreement dated as of May 29, 2007 (the “Supply Agreement”); and

        WHEREAS, in accordance with the Supply Agreement, Buyer is depositing with the Escrow Agent the sum of $1,000,000 (the “Escrow Funds”), which sum shall be disbursed in accordance with the provisions of the Supply Agreement and this Agreement.

        NOW, THEREFORE, for and in consideration of the mutual covenants contained in the Supply Agreement and herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Buyer, Seller and Escrow Agent hereby agree as follows:

        1.    Deposit of Cash. Upon the execution of this Agreement, Buyer will cause to be delivered to the Escrow Agent by wire transfer of immediately available funds the Escrow Funds.

        2.    Methods of Disposition of Escrow Funds. The Escrow Agent will hold the Escrow Funds in its possession and will disburse such Escrow Funds, or a portion thereof, as follows:

                 (a)     Upon Escrow Agent’s receipt of Seller’s notice that a shipment of Product is ready and the related invoice to Buyer, 50% of the invoice amount for such Product shall be disbursed to Seller. The Notice and invoice may be served on the Escrow Agent via email or fax provided that a copy is simultaneously delivered to Buyer via email or fax.

                 (b)     Upon the termination of the Supply Agreement due to the closing of the Acquisition (as defined in the Supply Agreement), the remaining Escrow Funds, if any, shall be applied to the purchase price payable by Buyer to Seller in connection with the Acquisition and disbursed to Seller. In such event, Buyer and Seller shall deliver to the Escrow Agent a certificate in the form attached hereto as Schedule I;

                 (c)     Upon the fourth anniversary of the Effective Date of this Agreement, the remaining Escrow Funds, if any, shall be disbursed to Seller;

                 (d)     In the event the Supply Agreement is terminated by Buyer due to an Event of Default (as defined in the Supply Agreement) caused by Seller, the remaining Escrow Funds, if any, shall be disbursed to Buyer. In such event, Buyer and Seller shall deliver to the Escrow Agent a certificate in the form attached hereto as Schedule I;

                 (e)     In the event the Supply Agreement is terminated by Seller due to an Event of Default (as defined in the Supply Agreement) caused by Buyer, the remaining Escrow Funds, if any, shall be disbursed to Seller. In such event, Buyer and Seller shall deliver to the Escrow Agent a certificate in the form attached hereto as Schedule I; or

                 (f)     As directed by Section 4 herein.

        3.    Execution of Certificate. To the extent all or any portion of the Escrow Funds are required pursuant to the Supply Agreement to be delivered to either Buyer or Seller, Buyer and Seller agree to promptly (but in no event more than two business days after such amount is determined) execute and deliver to the Escrow Agent a certificate as contemplated by Section 2 herein.

        4.    Disputes. If a dispute occurs between the parties hereto and Buyer or Seller has served a demand for arbitration in accordance with Section 21 of the Supply Agreement, then the Escrow Agent shall be entitled to take all actions provided for in Section 6(l) herein and thereupon be discharged from all further duties and liabilities under this Agreement. The filing of any such demand for arbitration shall not deprive the Escrow Agent of its compensation earned prior to such filing and the provisions of this Section 4 shall survive as to such action.

        5.    Investments; Disposition of Income. The Escrow Agent shall invest the Escrow Funds in the SEI Daily Income Trust Treasury Fund unless otherwise directed in writing by Seller and Buyer. A sweep fee of 0.25% annually will apply to the average daily balances. Any income received by the Escrow Agent from investments of the Escrow Funds pursuant to this Section 5 shall be added to the Escrow Funds and distributed as part of the Escrow Funds.

        6.    Concerning the Escrow Agent.

                 (a)     The Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed pursuant to Section 5 herein.

                 (b)     This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any other agreement among the parties hereto except this Agreement.

                 (c)     The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorney’s fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any Escrow Funds held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Funds, or any loss of interest incident to any such delays.

                 (d)     The Escrow Agent shall be entitled to rely upon any arbitration award, order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprieties, validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or advice, accept receipt of or execute any document, or make any statement in connection with the provisions hereof, has been duly authorized to do so.

                 (e)     The Escrow Agent may act pursuant to the reasonable advice of counsel with respect to any matter relating to this Agreement and, except for its own gross negligence or willful misconduct, the Escrow Agent shall not be liable for any action taken or omitted in accordance with such advice.

                 (f)     The Escrow Agent is serving as escrow holder only and has no interest in the Escrow Funds deposited hereunder. Any payments of income from this Agreement shall be subject to withholding regulations then in force with respect to United States Taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax identification number certification or nonresident alien certifications. This Section 6(f) and Section 6(c) herein shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

                 (g)     The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other documents or instrument held by or delivered to it.

                 (h)     The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

                 (i)     The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Funds to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safekeep the Escrow Funds until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

                 (j)     The Escrow Agent shall have no responsibility for the contents of any writing of the court or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

                 (k)     In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Funds, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Funds until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Escrow Funds or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Funds, in which event the Escrow Agent shall disburse the Escrow Funds in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinions without further question.

                 (l)     Notwithstanding anything to the contrary contained herein, in the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

                          (i)     That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification; and

                          (ii)     That it may in its sole and absolute discretion, deposit the property herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 6(c) above. The right of the Escrow Agent to file such an interpleader action shall not alter the fact that the dispute shall be resolved by arbitration by the American Arbitration Association as provided in the Supply Agreement.

                 (m)     Seller agrees to pay the Escrow Agent’s compensation for the services hereunder, which is an aggregate of $500 per year. All reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel), shall be paid by Buyer.

                 (n)     No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional materials) which mentions the Escrow Agent’s name or the rights, powers or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.

        7.    Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by facsimile, by email or by reputable overnight courier (costs prepaid), and shall be deemed given or made when delivered personally, the business day sent if sent by facsimile or email or one business day after delivery to the overnight courier for next business day delivery. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

If to Seller:

Perfect Circle Projectiles, LLC 28101 Ballard Drive, Unit C Lake Forest, Illinois 60045 Fax No.: (847) 367-8980 Attention: Gary E. Gibson Email: gary@airgun.com

With a copy (which shall not constitute notice) to:

Shadle & Associates, Ltd. 1019 W. Wise Road, Suite 200 Schaumburg, Illinois 60193 Fax No: (847) 891-3176 Attention: Ronald E. Shadle Email: shadlelaw1@sbcglobal.net

If to Buyer:

Security With Advanced Technology, Inc. 10855 Dover Street, Suite 1000 Westminster, Colorado 80021-3936 Fax No.: (303) 439-0414 Attention: [Jeffrey G. McGonegal] Email: jmcgonegal@aol.com

With a copy (which shall not constitute notice) to:

Brownstein Hyatt Farber Schreck, P.C. 410 Seventeenth Street, Suite 2200 Denver, Colorado 80202 Fax No.: (303) 223-1111 Attention: Adam J. Agron Email: aagron@bhfs.com

If to the Escrow Agent:

American National Bank 3033 East First Avenue Denver, Colorado 80206-5698 Attention: Kathleen Connelly Facsimile: (303) 394-5320 Email: kconnelly@anbbank.com

        8.    Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by Buyer and Seller.

        9.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.    Governing Law; Severability. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law or conflicts of law principles thereof. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement shall nevertheless continue in full force and effect.

        11.    Assignment. Neither the rights nor the obligations of any party to this Agreement may be transferred or assigned, except by the express written agreement of the parties hereto. Any purported assignment of this Agreement shall be null, void and of no effect.

        12.    Termination. This Agreement shall terminate upon the complete distribution of the Escrow Funds in accordance with the terms hereof. If any Escrow Funds are subject to a dispute under Section 4 herein, this Agreement shall remain in full force and effect until such dispute is resolved in accordance with Section 4 herein.

        13.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective representatives, successors and permitted assigns.

*  *  *  *  *

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first written above.

SELLER:

PERFECT CIRCLE PROJECTILES, LLC

By:         /s/ Gary E. Gibson
Name:    Gary E. Gibson
Title:      Manager

BUYER:

SECURITY WITH ADVANCED TECHNOLOGY, INC.

By:         /s/ Scott G. Sutton
Name:    Scott G. Sutton
Title:      CEO & President

ESCROW AGENT:

AMERICAN NATIONAL BANK

By:         /s/ Kathleen Connelly
Name:    Kathleen Connelly
Title: Vice President

SCHEDULE I

CERTIFICATE

        Reference is hereby made to the Escrow Agreement dated as of May 29, 2007, by and among Security With Advanced Technology, Inc., a Colorado corporation (“Buyer”), Perfect Circle Projectiles, LLC, an Illinois limited liability company (“Seller”), and American National Bank (the “Escrow Agent”). Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Escrow Agreement.

    1.        Buyer and Seller acknowledge and agree that Escrow Funds shall be released to [Buyer / Seller] pursuant to Section [2(b), (d) or (e)] of the Escrow Agreement; and

    2.        Accordingly, Buyer and Seller hereby instruct the Escrow Agent to disburse [$________] of the Escrow Funds to [Buyer / Seller] as follows:

[Add Buyer’s or Seller’s wire transfer instructions]

[Remainder of page intentionally left blank; signature page to follow]

        IN WITNESS WHEREOF, Buyer and Seller have executed this certificate as of _____________.

SELLER:

PERFECT CIRCLE PROJECTILES, LLC

By:          __________________________
Name:     __________________________
Title:       __________________________

BUYER:

SECURITY WITH ADVANCED TECHNOLOGY, INC.

By:         __________________________
Name:    __________________________
Title: __________________________